SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 12, 2014

One Horizon Group, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Weststrasse 1, Baar, Switzerland, CH6340
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

011 41 41 760 5820
 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Weiss LLP
130 w. 42nd Street, Suite 1050
 New York, NY 10036
Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 12, 2014, we held an annual shareholder meeting for the fiscal year ended December 31, 2013. A total of 17,400,293 shares were voted in person or by proxy, representing 52.85% of the 32,921,533 shares entitled to be voted as of the record date, October 14, 2014.

All of our directors were re-elected at the meeting pursuant to the following votes:

Name of Directors	Voted For (Shares)	Withheld (Shares)
Brian Collins	17,185,010	163
Martin Ward	17,185,010	163
Nicholas Carpinello	17,185,010	163
Richard Vos	17,185,010	163
Robert Law	17,185,010	163
Robert Vogler	17,185,010	163

The re-appointment of Peterson Sullivan LLP as our independent accountants to audit our financial statements as of December 31, 2014 and for the fiscal year then ending was approved and ratified pursuant to the following votes:

Voted For (Shares)	Voted Against (Shares)	Abstain	Broker Non-Votes
17,399,792	501	0	0

The 2013 compensation of the Company's executive officers has been approved pursuant to the following votes:

Voted For (Shares)	Voted Against (Shares)	Abstain	Broker Non-Votes
17,034,011	1,162	150,000	215,120

In addition, the recommended three-year frequency on the advisory say-on-pay votes has received a majority of the votes represented at the meeting as follows:

1 Year (Shares Voted)	2 Years (Shares Voted)	3 Years (Shares Voted)	Abstain
55,679	25	17,128,953	516

There were also 215,120 broker non-votes, which have no impact on the routine proposals; brokers are not entitled to vote on non-routine matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Dated: December 16, 2014	By:	/s/ Brian Collins
Name: Brian Collins
Title: Chief Executive Officer